Ventana Capital Partners
Investment Banking

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into and is effective this 1st day of March 2008 by and between BAETA Corp, a New Jersey corporation, with principal offices at 253 Warren Ave, Fort Lee, New Jersey 07024 (hereinafter referred to as or the "Company") and Ventana Capital Partners, Inc., a Nevada corporation, with principal offices at 5782 Caminito Empresa, La Jolla, California 92037 (hereinafter referred to as "Consultant").

WHEREAS:

A. The Company seeks to retain Consultant to provide certain consulting services to the Company upon the terms and conditions set forth in this Agreement.

B. The Company acknowledges and agrees that it seeks to become a publicly-traded company so as to allow the Company to achieve certain corporate objectives and assist the Company and its legal counsel in filing a Registration Statement with the Securities and Exchange Commission (the "SEC"). The Company will provide the Consultant with a copy of its business overview; all Company related materials and audited financials.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.0 Services: In consideration of the compensation paid by the Company to Consultant as described in Section 2.0 of this Agreement, Consultant shall undertake its best efforts to provide the Company with the following services for the purpose of assisting the Company in obtaining additional capital and facilitating an effective registration statement so as to enable the Company to become publicly traded on the OTC Bulletin Board and to:

1.01 Assist the Company in preparing documentation to be submitted to the Company's legal counsel for the preparation of a Registration Statement to be submitted to the SEC and to assist the Company's officers and directors in connection with the transactions described in this Agreement. In addition, Consultant shall undertake its best efforts to:

a. Assist the Company in obtaining and engaging a PCAOB designated audit firm and to assist the Company with the preparation of financial statements to be submitted to the Company's auditors as required for the transaction described in this Agreement.

b. Assist the Company with facilitating a broker dealer to file the Company's 15-c2-11 with FINRA after the Company's Registration Statement has deemed effective by the SEC.

c. Assist the Company with determining a valuation that is consistent within its industry and acceptable to the investment community.

d. Assist the Company with the formation of its capitalization and long term capital structure

e. Assist Company with the negotiations, transaction terms, conditions and structure of contractual agreements as required by the Company.

f. Assist the Company with all matters concerning the future growth and direction of the Company.

g. Assist the Company with retaining Investor and Public Relations professionals to represent the Company once it is publicly traded.

h. Assist the Company with the terms, conditions and formation of an initial offering of equity financing (the "Private Equity Financing") for the Company in conjunction with the filing of the Company's Registration Statement.

j. Assist the Company in obtaining a Market-Maker and Brokerage support to establish a public market for the common stock following the Company's approval for trading on the OTC Bulletin Board.

k. Introduce the Company to equity funding sources for a second round of financing (the proposed "PIPE Funding") after the company is publicly traded.

l. Assist the Company with retaining a Stock Transfer Agent and the coordination of stock issuances.

m. Assist the ~~company with~~ Company with sourcing a firm to Edgarize all documents as required by the SEC.

2.0 Compensation to Consultant. In consideration for the services provided by Consultant described in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company agrees that it shall pay Consultant the following compensation:

2.01 Stock Compensation. Consultant shall be entitled to receive common stock compensation of ten percent (10%) of the Company's issued and outstanding shares (fully diluted). Company agrees to register the Consultant's shares in the Company's registration statement with the SEC.

2.02 Cash Compensation. Consultant shall receive cash compensation for ongoing consulting fees as follows: Consultant shall receive cash compensation of forty thousand dollars ($40,000). Payment of cash

compensation as follows: Twenty Thousand dollars ($20,000) on March 1, 2008, ten thousand dollars ($10,000) on April 1, 2008 and ten thousand dollars ($10,000) on May 1, 2008. Company will wire funds to the account of Ventana Capital Partners.

2.03 Additional Compensation. Consultant shall be entitled to receive additional compensation for each aggregate financing activity ("Financing") approved and authorized by the Company. It is expressly understood and agreed that approval and/or authorization of any proposed activity or Financing shall be at the sole discretion of the Company, and nothing in this Agreement shall be construed to require Company to close a particular activity or Financing. Company Compensation due to Consultant for Financing shall be as follows:

2.03.1 In the event of a partial or complete sale of the Company or a sale of its affiliated entities in whole or in part in such manner as to effectuate a change of control to an unaffiliated person or concern, Consultant shall be entitled to a fee equal to ten (10%) of the transaction.

2.03.2 Consultant will act as ~~exclusive~~ agent for Company to negotiate the terms and conditions of the purchase of all businesses the Company wishes to acquire (the "Acquisition(s)"). For acquisitions paid for, wholly or partially, by means of cash or cash equivalents, Consultant will receive ten percent (10%) of the contingent and non-contingent purchase price of each Acquisition. ~~In addition, and not withstanding anything to the contrary herein, any portion of the purchase price, cash or otherwise, allocated to inventory shall be included for the purpose of computing Consultant's fee under this section. Total purchase price includes tangible and intangible assets to be acquired.~~ tangible excluding inventory & intangible

2.03.3 For Financing transactions, as described below, Consultant shall be entitled to a fee equal to ten (10%) of the transaction. "Financing" as described in this section can include any combination of committed senior term or subordinated debt, preferred or common equity or their equivalents, relief or assumption of debt or debt guarantees, renegotiations of debt or debt guarantees, a restructuring, earn outs or similar transaction.

2.03.4 For operational or recurring-type transactions such as revolving lines of credit, factoring, trade credits, and the like, Consultant shall be entitled to a fee equal to one (1%) of the transaction.

2.03.5 The computation of Consultant's Additional Compensation shall be based on the total contingent and non-contingent purchase price or funding amount of the transaction and is not subject to the terms and conditions as set forth in the agreement underlying such transaction. For purposes of this section, "Non contingent purchase price of funding amount" shall mean the price or funding amount taking place at the initial and subsequent closings. The "contingent purchase price or funding amount" shall mean the price or funding amount after closing has taken place and there are future escrows or conditions which may result in a further adjustment to the Purchase Price or in a substantial modification to the transaction as closed. The contingent purchase price can also be subject to further adjustment for purposes of computing Consultant's Additional Compensation as may be set forth in the particular section in this Agreement applicable thereto.

2.04 Should the Financing or transaction be in the form of payment other than cash then Consultant will receive "Payment in Kind", defined as payment in a form and manner equivalent to the essence of the underlying transaction. Convertible Notes, Convertible Debt, or debt as described in Section 2.03.2 and 2.03.3 of this Agreement will be deemed as cash and therefore will be paid as cash compensation to the Consultant.

2.05 ~~**Exclusive**~~ **Period.** The Consultant will represent the Company on ~~an~~ ~~exclusive~~ basis for two (2) years from the date of this Agreement (the "~~Exclusive~~ Period"), unless this Agreement is earlier terminated pursuant to Paragraph 3.0. This Agreement may be extended by mutual consent of both parties ninety (90) days prior to the end of the ~~Exclusive~~ Period.

2.06 Expenses. Company will reimburse Consultant for all Travel ~~and Entertainment~~ Expenses. Company will prepay all Travel and Hotel Expenses. Expenses in excess of $500.00 must be pre-approved in writing by an Officer or Director of the Company listed on the signature page of this Agreement.

2.07 ~~**Final Capital Structure.** Consultant and the Company further acknowledge and agree that the final capital structure of the Private Equity Financing, the total outstanding shares, and the capital structure of Bergio (after giving effect to the reverse merger into the public shell) will be subject to the valuation set forth and agreed upon by the Company, Consultant and valuation of the Company as set forth by ManageSource Research in their report dated April 16, 2007.~~

2.08 Due Diligence Review. Consultant and the Company agree that the parties will cooperate in conducting a due diligence review of the Company, its officers, directors, and affiliates to ensure that the Company is able to conduct an offering and sale of its securities in the Private Equity Financing ~~and~~

~~Reverse Merger~~ and to insure that all documents, including the PCAOB audited financials, are free from any material misstatements or omissions of material fact. The parties hereto agree to take all prudent and customary actions to further the purposes of this provision.

3.0 **Termination.** This Agreement shall automatically terminate upon the death of Ralph Amato or as provided below:

3.01. Termination For Cause. The Company shall have the right to terminate this Agreement if it determines that Consultant and/or any of its employees has:

(i) breached, failed or refused to comply with any of the material terms of this Agreement;
(ii) refused or neglected to perform material duties under this Agreement;
(iii) willfully or intentionally failed to carry out any written instruction from the Company;
(iv) committed any fraudulent or larcenous act with respect to any property of the Company; or
(v) been indicted for any act of fraud, larceny, misappropriation of funds or embezzlement or for a crime other than traffic or other misdemeanors;

In the case of a first or second act or omission constituting a breach of clauses (i), (ii) and (iii) above, Consultant shall receive thirty (30) days notice of the Company's intention to terminate this Agreement for Cause, and indicate the conduct constituting such cause. If Consultant cures said conduct during such thirty (30) days, the notice of termination shall be revoked and this Agreement shall continue to be in full force and effect. Further breaches shall not be entitled to notice nor to an opportunity to cure, and this Agreement shall be subject to immediate termination by Company.

In the case of any breach of clauses (iv) or (v), Consultant shall be subject to immediate termination.

3.02 Without Cause. Either party shall have the right to terminate this Agreement without Cause upon three (3) month's written notice to the other party.

Any notice of termination, whether with or without cause, shall specify the effective date of said termination (the "Termination Date.")

3.03 Payment Upon Termination.

(a) Monthly Compensation. Consultant's monthly compensation as set forth in section 2.02 hereinabove shall be paid, on a pro-rated basis, up to and including the Termination Date.

(b) Additional Compensation. The parties recognize that in the event of termination of this Agreement, Consultant on the Termination Date may be in the process of negotiating, arranging, or otherwise facilitating deals or transactions which could

be beneficial to the Company and for which additional compensation may be due to Consultant pursuant to section 2.03 hereinabove if such deals or transactions close. As to such pending deals or transactions, the parties agree to submit the matter of additional compensation to arbitration as per section 5.07 herein below.

4.0 Confidentiality

4.01 Protection of Confidential Information. Consultant acknowledges that it will be provided with information about, and Consultant's engagement by the Company will throughout the Term bring Consultant into close contact with, the confidential affairs of the Company, including proprietary information about the business of the Company including, without limitation, costs, finances, internal financial statements, projections, markets, sales, customers, vendors, products, key personnel, operational methods, formulas, methods of production, technical processes and methods, plans for future developments, software, data bases, computer programs, specifications, documentations, designs, trade secrets, technology, know-how, research and development, inventions, patents and copyrights (and any renewals, reissues, extensions, divisions, continuations and continuations in part thereof and registrations, applications, patents of addition and investor certificates) and other information not available to the public (collectively "Confidential Information"), all of which are highly confidential and proprietary and all of which were or will be developed by the Company at great effort and expense. The Company and Consultant further acknowledge that the services to be performed by Consultant under this Agreement are of a special unique, unusual, extraordinary and intellectual character and that the nature of the relationship of Consultant with the Company is such that Consultant is capable of competing with the Company. In recognition of the foregoing, and as a specific inducement for Company to enter into this Agreement, Consultant covenants and agrees that during the Term and thereafter Consultant will:

(a) Keep secret all Confidential Information of the Company and not disclose the same to anyone outside of the Company, either during or after the Term, except with the Company's prior written consent;

(b) Not make use of any of such Confidential Information for its own purposes or the benefit of anyone other than the Company;

deliver promptly to the Company on termination of this Agreement, or at any time the Company may so request, all Confidential Information including but not limited to memoranda, notes, records, computer software discs, reports and other confidential documents (and all copies thereof) relating to the Company and its business, that Consultant may then possess or have under or its control.

Notwithstanding the foregoing, information shall not be considered to be Confidential Information if it is required to be disclosed by law or by any government, regulatory or self-regulatory agency or body (unless Consultant is advised in writing by Company's counsel that the information is not required to be disclosed); or if it becomes generally available to the public other than as a result of

Consultant's acts or omissions.

5.0 Miscellaneous.

5.01 Further Assurances. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to affect the provisions of this Agreement.

5.02 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties to this Agreement.

5.03 Independent Counsel. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

5.04 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

5.05 Counterparts. This Agreement may be executed in any number of counterparts.

5.06 Expenses Associated With This Agreement. Each of the parties hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement.

5.07 Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in the state where the Consultant maintains its US headquarters at the time such dispute arose, in accordance with that state's laws, and without effect to that state's choice of law. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and

in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of conclusion of the arbitration, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

For the "Company":

DATE: MARCH 1, 2008

BAETA CORP

Alexander Gak
Director – BAETA Corp

For the Consultant:

Date: March 1, 2008

VENTANA CAPITAL PARTNERS, INC.

RALPH AMATO - President